UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 12, 2007
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Digital Signage Agreement
Security Agreement
Subordination Agreement
Secured Promissory Note

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 10, 2007, we announced that our largest customer, NewSight Corporation (“NewSight”), had re-prioritized various elements of its planned digital signage system implementations, including a delay in the rollout of network installations into large, upscale malls, and the launch, installation and operation of digital signage networks in physicians’ offices. In connection with NewSight’s re-prioritization, we agreed to provide digital signage to retrofit 102 stores of an existing network and newly configure approximately 79 stores of a grocery store chain in the Midwest, Meijer, Inc. (“Meijer”). In particular, effective October 12, 2007, we entered into a digital signage agreement with NewSight, which plans to allocate certain equipment purchased from us during our second quarter to 102 Meijer store installations (the “Network”), to sell equipment, parts and supplies for the Network and to provide our software and technology for the Network for which we plan to charge NewSight an aggregate of approximately $575,000. If this amount is not paid when due, it will become part of the below-described secured promissory note and will be classified as deferred revenue. The digital signage agreement, which appears as Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01.
     Of the approximately $3.1 million in revenue we reported during the second quarter ended June 30, 2007, approximately $2.3 million was attributable to sales to NewSight. Of this amount, approximately $1.8 million was due and payable, pursuant to 90-day terms, on September 18, 2007. NewSight, which has advised us that it is in the process of raising capital, requested that its existing obligation to our company be reflected by a secured promissory note. In consideration of our undertaking to complete the Network for the Meijer stores, we agreed to take such note and security interest in certain equipment, as described below.
     Effective October 12, 2007, we entered into a security agreement with NewSight pursuant to which we acquired a security interest in certain collateral of NewSight, consisting of all existing and after acquired video screens and monitors and other equipment for digital signage now or hereafter provided by us to NewSight, including all such equipment located in the Fashion Square Mall and Asheville Mall, and any grocery store premises operated by Meijer, and all related hardware, software and parts used in connection with such equipment or the Network and all proceeds from such personal property, but not including any intellectual property of NewSight. Prior to our entry into the security agreement, NewSight executed a secured note in favor of Wireless Ronin in the original principal amount of $1,760,177 with a maximum amount of $2,500,000. By virtue of NewSight’s issuance of this note, from an accounting perspective, we will reclassify approximately $1.8 million of accounts receivable into notes receivable (another form of current assets). Pursuant to the secured note, this debt obligation of NewSight will mature on the first to occur of (1) successful completion of NewSight’s financing efforts, or (2) December 31, 2007. The secured promissory note, which appears as Exhibit 99 to this report, is incorporated by reference in response to this Item 1.01. The security agreement, which appears as Exhibit 10.2 to this report, is incorporated by reference in response to this Item 1.01.
     In connection with the security agreement, we also entered into a subordination agreement with Prentice Capital Management, LP (“Creditor”), NewSight’s principal creditor, acting on its behalf and as collateral agent for certain of its affiliated entities, pursuant to which Creditor has agreed that any rights or liens that Creditor may have or acquire in the collateral secured by the security agreement that we entered into with NewSight are junior and subordinate to our security interest in such collateral. The subordination agreement, which appears as Exhibit 10.3 to this report, is incorporated by reference in response to this Item 1.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2007	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Digital Signage Agreement by and between Wireless Ronin Technologies, Inc. and NewSight Corporation, effective October 12, 2007.

10.2	Security Agreement by and between Wireless Ronin Technologies, Inc. and NewSight Corporation, effective October 12, 2007.

10.3	Subordination Agreement by and between Wireless Ronin Technologies, Inc. and Prentice Capital Management, LP, effective October 12, 2007.

99	Secured Promissory Note from NewSight Corporation, Maker, to Wireless Ronin Technologies, Inc., Payee, dated October 8, 2007.

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